Exhibit 10.1

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
THIS FOURTH Amendment to Loan and Security Agreement (this “Amendment”), is entered into as of April 29, 2019, by and among TRUPANION, INC., a Delaware corporation (“Trupanion”), TRUPANION MANAGERS USA, INC., an Arizona corporation (“Trupanion Managers”), and 6100 BUILDING, LLC (formerly known as Trupanion-APIC, LLC), a Washington limited liability company (“6100 Building”; together with Trupanion and Trupanion Managers, individually and collectively, “Borrower”), the several banks and other financial institutions or entities from time to time party to the Agreement (as hereinafter defined) (each a “Lender” and, collectively, the “Lenders”), and PACIFIC WESTERN BANK, a California state chartered bank (“PWB”), as a Lender and as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).
RECITALS

A.
Trupanion, Trupanion Managers, the Administrative Agent, and the Lenders are parties to that certain Loan and Security Agreement dated as of December 16, 2016 (as amended from time to time, the “Agreement”).

B.	6100 Building was added as a co-borrower to the Loan Documents, on a joint and several basis, pursuant to that certain Joinder to Loan and Security Agreement dated as of August 6, 2018.

C.	Borrower, the Administrative Agent, and the Lenders have agreed to make certain revisions to the Agreement as more fully set forth herein.

D.	Borrower has requested that the Administrative Agent and the Lenders amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:

1)	The following defined terms set forth in Section 1.1 of the Agreement are hereby amended by deleting them in their entirety and replacing them with the following:
“Capitalized Expenditures” means current period unfinanced cash expenditures that are capitalized and amortized over a period of time in accordance with GAAP (excluding cash outflows related to Borrower’s elevator outfitting in an aggregate amount not to exceed Two Million Dollars ($2,000,000)), including but not limited to capitalized cash expenditures for capital equipment, capitalized manufacturing and labor costs as they relate to inventory, and software development.
“Responsible Officer” means each of the Chief Executive Officer, the Chief Strategy Officer, the Chief Financial Officer, and the Director of Accounting of Borrower, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by Borrower to Administrative Agent in connection with this Agreement.

“Revolving Maturity Date” means June 28, 2022.

2)	Section 2.5(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
(a)    Interest Rates. Except as set forth in Section 2.5(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (i) three-quarters of one percent (0.75%) above the Prime Rate then in effect, or (ii) four and one-half of one percent (4.50%).

3)	Clauses (c) and (d) of Section 6.7 of the Agreement are hereby amended by deleting each in its entirety and replacing each with the following, respectively:
(c)    Minimum Quarterly Revenue. Borrower shall generate Revenue measured on a rolling three (3) month basis of not less than the following amounts at the following applicable times:

Quarter Ending	Minimum Trailing 3 Month Revenue
March 31, 2019	$70,049,117
June 30, 2019	$74,140,628
September 30, 2019	$79,086,103
December 31, 2019	$83,747,500
Commencing with the month ending March 31, 2020 and as of the last day of each calendar quarter thereafter, the minimum Revenue covenant set forth in this Section 6.7(c) shall be equal to eighty percent (80%) of Trupanion’s projected Revenue for the corresponding three month period as determined from Trupanion’s annual financial projections approved by Trupanion’s Board of Directors and delivered to Administrative Agent which such projections shall constitute growth over the immediately preceding fiscal year of not less than ten percent (10%).
(d)    Maximum EBITDA Loss. Tested as of the last day of each quarter through the quarter ending December 31, 2019, Borrower’s consolidated EBITDA losses measured on a trailing three (3) month basis shall not be greater than negative Two Hundred Fifty Thousand Dollars (-$250,000). Commencing with the quarter ending March 31, 2020 and as of the last day of each quarter thereafter, the maximum EBITDA loss or minimum EBITDA covenant set forth in this Section 6.7(d) shall be determined by the Required Lenders based on Trupanion’s annual financial projections approved by Trupanion’s Board of Directors and delivered to Administrative Agent.

4)	Section 7.8 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
7.8    Net Capitalized Expenditures. Have Net Capitalized Expenditures of greater than Zero Dollars ($0) in the aggregate in any fiscal quarter of Borrower.

5)
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Administrative Agent under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)
Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment; (b) affirms all of its obligations under the Loan Documents; and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents.

8)
Each Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting; and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in, or pursuant to, the Loan Documents.

9)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

10)	As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance reasonably satisfactory to Administrative Agent, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	the Reaffirmation of Guaranty by Trupanion Brokers, duly executed by Trupanion Brokers;

(c)	the Reaffirmation of Guaranty by Trupanion Canadian Shareholders Ltd. (“Trupanion Canadian”), duly executed by Trupanion Canadian;

(d)	payment of an amendment fee in the amount of Twenty-Five Thousand Dollars ($25,000);

(e)
payment of all Administrative Agent expenses, including Administrative Agent’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(f)	such other documents and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate.

[Signatures on the Following Pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.
BORROWER:
TRUPANION, INC.
By:     /s/ Darryl Rawlings
Name:     Darryl Rawlings
Title:     CEO & President
TRUPANION MANAGERS USA, INC.
By:     /s/ Darryl Rawlings
Name:     Darryl Rawlings
Title:     CEO & President
6100 BUILDING, LLC
By:     /s/ Darryl Rawlings
Name:     Darryl Rawlings
Title:     CEO & President
ADMINISTRATIVE AGENT:
PACIFIC WESTERN BANK, as the Administrative Agent
By:     /s/ John Wroton
Name:     John Wroton
Title:     SVP

LENDERS:
PACIFIC WESTERN BANK, as a Lender
By:     /s/ John Wroton
Name:     John Wroton
Title:     SVP

WESTERN ALLIANCE BANK, as a Lender
By:     /s/ Peter Haman
Name:     Peter Haman
Title:     VP